UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

In accordance with General Instruction B.2. of Form 8-K, the information presented under Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement of DeLome Fair

Effective February 15, 2016, in connection with her appointment as Chief Executive Officer and President of Synthesis Energy Systems, Inc. (the “Company”) as described under Item 5.02 below, DeLome Fair entered into an Amended and Restated Employment Agreement with Ms. Fair, which replaced her employment agreement with the Company dated December 8, 2014. She is entitled to receive an annual base salary of up to $350,000 and a performance bonus targeted to be $150,000 based on achievement of certain goals and objectives in the discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”). Ms. Fair’s salary is subject to increase in the discretion of the Board. In connection with the execution of the Employment Agreement, Ms. Fair also received a grant of options to acquire 300,000 shares of the Company’s common stock vesting in four equal annual installments with the first vesting occurring on the date of the Employment Agreement.

Upon a termination without cause (as defined in the Employment Agreement) or a voluntary termination for good reason (as defined in the Employment Agreement), and provided that she executes a release, Ms. Fair is entitled to receive (i) a severance payment of up to twelve months of base salary, (ii) continued health benefits through the earlier of (a) twelve months after her termination or (b) until she is eligible to participate in the health insurance plan of another employer (provided such benefits are substantially similar to what Ms. Fair received from the Company) and (iii) payment of any other salary or bonus that she would have been otherwise entitled to receive under the Employment Agreement as of the date of the termination. In addition, all unvested options shall automatically vest as of the termination date. Upon a voluntary termination without good reason, termination for cause, death or disability, Ms. Fair would not be entitled to receive benefits from the Company, except that in the case of Ms. Fair’s death or disability, all unvested options shall automatically vest as of the termination date. If the Employment Agreement is terminated for any reason (other than by Ms. Fair without good reason or by the Company for cause) within sixty days of a change of control (as defined in the Employment Agreement), Ms. Fair is entitled to receive the same severance and benefits as she would receive if she was terminated without cause by the Company.

The Employment Agreement prohibits Ms. Fair from competing with the Company during her employment and for a period of twelve months thereafter and is also prohibited from soliciting the Company’s employees for a period of twenty-four months after the termination of the Employment Agreement. Ms. Fair is also subject to confidentiality and non-disparagement obligations. In connection with her appointment as Chief Executive Officer, and her entry into the Employment Agreement, Ms. Fair also entered into the Company’s standard form of indemnification agreement for directors and executive officers.

The foregoing descriptions of the Employment Agreement and the indemnification agreement are qualified in their entirety by reference to the full text of the Employment Agreement and the indemnification agreement which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Consulting Agreement of Robert Rigdon

In connection with his resignation from his role as Chief Executive Officer of the Company as described below under Item 5.02, Robert Rigdon entered into a consulting agreement effective February 15, 2016 with the Company for certain transition services to assist Ms. Fair and certain ongoing project assistance. The agreement is for a one year term with automatic renewal for additional one year terms unless one party terminates the agreement. Mr. Rigdon receives a monthly fee of $15,000 for transition services and $10,000 for other ongoing services. It is contemplated that he will provide transition services for up to six months. He is also entitled to reimbursement for reasonable expenses incurred in the performance of his services. Under the agreement, Mr. Rigdon is also subject to confidentiality, non-competition, non-solicitation, and non-disparagement obligations.

The foregoing description of the consulting agreement is qualified in its entirety by reference to the full text of the consulting agreement which is filed with this Current Report on Form 8-K as Exhibit 10.3.

Item 1.02 Termination of a Material Definitive Agreement.

As described below under Item 5.02, the employment agreement of Robert Rigdon with the Company dated as of April 8, 2011, as amended, was terminated in connection his resignation as chief executive officer of the Company.

Item 2.02 Results of Operations and Financial Condition.

On February 11, 2016, the Company issued an earnings release announcing the financial results for its fiscal second quarter ended December 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1. The webcast and slide presentation for the earnings call are available on the Investor Relations page of the Company’s website at www.synthesisenergy.com. Information on the Company’s website is not deemed to be incorporated herein by reference. The slide presentation for the is furnished herewith as Exhibit 99.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 11, 2016, the Company announced that Robert Rigdon, President and Chief Executive Officer of the Company, had notified the Company of his intention to resign as President and Chief Executive Officer effective February 15, 2016. Mr. Rigdon will remain on the Board as Vice Chairman. The Company also announced DeLome Fair, the Company’s Senior Vice President and President of SES Technologies, LLC, a wholly-owned subsidiary of the Company, will succeed Mr. Rigdon as President and Chief Executive Officer, and will be appointed to the Board to fill one of the two current vacancies on the Board. Mr. Rigdon’s employment agreement with the Company dated as of April 8, 2011, as amended, was also terminated effective as of such date.

Ms. Fair, age 52, has served as Senior Vice President – Gasification Technology of the Company since December 2014 and, since March 2015, also served as President of SES Technologies, LLC, a wholly owned subsidiary of the Company, that is responsible for all technology-related orders, licensing, proprietary equipment supply and technical services globally. Her 25-year gasification career spans leadership positions with GE Energy and Chevron/Texaco. Prior to joining the Company, Ms. Fair led GE Energy’s global team of 135 engineers in the U.S., India and China, as General Manager, Gasification & Process Systems Technology. In that post, she was responsible for engineering to GE’s global gasification business, including business development support, execution of customer orders, new product development, services, and project management. Previously, Ms. Fair’s expertise in gasification and IGCC technology led to her appointment as GE’s Chief Consulting Engineer for gasification. Her career has also included serving as Product Line Leader, Licensing Manager, and Technology Manager for gasification in both GE and Chevron/Texaco. Ms. Fair received her M.S. and B.S. in Chemical Engineering from the University of Kansas.

The descriptions of the Employment Agreement and the consulting agreement with Mr. Rigdon are incorporated by reference into this Item 5.02.

On February 11, 2016, the Company issued a press release announcing the changes in management. A copy of the press release is filed herewith as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

Exhibits

*10.1 Amended and Restated Employment Agreement between the Company and DeLome Fair dated effective February 15, 2016.

10.2 Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

*10.3 Consulting Agreement between the Company and Robert Rigdon dated effective February 15, 2016.

**99.1 Press release announcing earning results for the quarter ended December 31, 2015.

**99.2 Slide presentation accompanying earnings call.

*99.3 Press release announcing Company management changes.

* Filed herewith.

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: February 11, 2016	/s/ Roger Ondreko
Roger Ondreko
Chief Financial Officer, Controller and Secretary

Exhibit Index

*10.1	Amended and Restated Employment Agreement between the Company and DeLome Fair dated effective February 15, 2016.

10.2	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

*10.3	Consulting Agreement between the Company and Robert Rigdon dated effective February 15, 2016.

**99.1	Press release announcing earning results for the quarter ended December 31, 2015.

**99.2	Slide presentation accompanying earnings call.

*99.3	Press release announcing Company management changes.

* Filed herewith.

** Furnished herewith.